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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of all refer-ences to our firm included in or made a part of this Post-Effective Amendment No. 11 to Berkshire Fund's Registration Statement on Form N-1A (file No. 333-21089 and 811-08043).


/s/ Cohen McCurdy, Ltd.
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Cohen McCurdy, Ltd.
Westlake, Ohio
April 29, 2004

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